EXHIBIT 99.1

BeyondSpring Reports First‑Quarter 2025 Financial Results and Provides Corporate Update

  Presentation at IO 360° conference showed early efficacy for Plinabulin combinations in metastatic NSCLC and Hodgkin lymphoma resistant to PD‑1/L1 therapy
  SEED’s first‑in‑class RBM39 degrader, reported at AACR 2025 for its total tumor regression data in mechanism targeted cancer indication-Ewing Sarcoma, remains on track for IND filing mid‑2025

FLORHAM PARK, N.J., May 12, 2025 (GLOBE NEWSWIRE) -- BeyondSpring Inc. (NASDAQ: BYSI), a clinical‑stage global biopharmaceutical company focused on developing cancer therapeutics, today announced its unaudited financial results for the quarter ended March 31, 2025, and provided a corporate update.

“Plinabulin has now been administered to more than 700 patients with a favorable safety profile. By promoting dendritic‑cell maturation, it offers a potential option for the approximately 60 percent of cancer patients who progress on PD‑1/L1 inhibitors,” said Dr. Lan Huang, Co‑Founder, Chair, and Chief Executive Officer of BeyondSpring. “Early readouts in metastatic NSCLC and Hodgkin lymphoma who failed PD-1/L1 inhibitors showed durable responses that deserve further evaluation.”

Dr. Huang added, “Within SEED, our RBM39 molecular‑glue degrader achieved complete tumor regression in mechanism-targeted Ewing sarcoma models and is on track for an IND submission mid‑year. We are also pursuing additional mechanism-targeted larger indications including liver cancer and KRAS‑mutant tumors with leading centers including Dana‑Farber, Memorial Sloan Kettering, and MD Anderson.”

Recent Highlights
Plinabulin Clinical Presentations

  March 2025 (Oral Presentation at the Immuno-Oncology 360o Summit in Boston): Plinabulin combination regimen showed clinically meaningful responses in patients of multiple cancer types who failed prior immunotherapies, including NSCLC and Hodgkin lymphoma, with prolonged PFS.
    Phase 1 investigator-initiated study of Plinabulin + PD-1/PD-L1 inhibitor + radiation (MD Anderson Cancer Center) showed promising data in re-sensitizing Hodgkin lymphoma for patients who failed 12 to 16 prior lines of treatments including stem cell transplant, CAR-T, and PD-1 inhibitor with duration of response of over 19 months.

SEED Therapeutics Program

  RBM39 molecular‑glue degrader produced durable tumor regression in Ewing sarcoma animal models; IND‑enabling studies underway.
  Dual‑PROTAC approach using two E3 ligases overcame the hook effect in KRAS G12D cell lines; manuscript in preparation.

Corporate and Financial
As a result of BeyondSpring entering into definitive agreements to sell a portion of its Series A-1 Preferred Shares of SEED in January 2025, SEED’s operations met the criteria as discontinued operations under ASC 205-20 for financial reporting purposes. SEED’s financials results are now presented as “discontinued operations” under U.S. GAAP. SEED continues to operate independently. BeyondSpring currently owns approximately 40% of the outstanding equity interest in SEED.

Selected Unaudited Financial Data

	Q1 2025	Q1 2024	Change (%)
R&D expense from continuing operations ($ 000s)	874	721	21%
G&A expense from continuing operations ($ 000s)	1,736	1,334	30%
Net loss from continuing operations ($ 000s)	2,584	2,080	24%

About BeyondSpring
BeyondSpring (NASDAQ: BYSI) is a clinical-stage biopharmaceutical company developing first-in-class therapies for high unmet medical needs. Its lead asset, Plinabulin, is in late-stage clinical development as an anti-cancer agent in NSCLC and a range of cancer indications. Plinabulin’s novel mechanism of action as a dendritic cell maturation agent supports both anti-cancer activity and immune modulation, offering a unique approach to resensitizing tumors to checkpoint inhibitors. Learn more at beyondspringpharma.com.

About SEED Therapeutics
SEED Therapeutics is a biotechnology company pioneering targeted protein degradation (TPD) through the discovery of novel molecular glues and bifunctional degraders. Powered by its proprietary RITE3™ platform, SEED is advancing a pipeline of first-in-class degraders to address traditionally undruggable targets across oncology, neurodegeneration, immunology, and virology. SEED’s strategic collaborations with Eli Lilly and Company and Eisai Co., Ltd. support its mission to develop transformational therapies, with its lead RBM39 degrader program expected to enter clinical trials in 2025. Learn more at seedtherapeutics.com.

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements that are not historical facts. Words such as “will,” “expect,” “anticipate,” “plan,” “believe,” “design,” “may,” “future,” “estimate,” “predict,” “objective,” “goal,” or variations thereof and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on BeyondSpring’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, difficulties raising the anticipated amount needed to finance the Company’s future operations on terms acceptable to the Company, if at all, unexpected results of clinical trials, delays or denial in regulatory approval process, results that do not meet the Company’s expectations regarding the potential safety, the ultimate efficacy or clinical utility of the Company’s product candidates, increased competition in the market, the Company’s ability to meet Nasdaq’s continued listing requirements, and other risks described in BeyondSpring’s most recent Form 10-K on file with the U.S. Securities and Exchange Commission. All forward-looking statements made herein speak only as of the date of this release and BeyondSpring undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Contacts
Investor Relations: ir@beyondspring.com
Media: pr@beyondspringpharma.com

Financial Tables to Follow

BEYONDSPRING INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	As of
	December 31, 2024	March 31, 2025
	$	$
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	2,922	6,527
Short-term investments	-	2,000
Advances to suppliers	240	284
Prepaid expenses and other current assets	68	90
Current assets of discontinued operations	25,347	22,625
Total current assets	28,577	31,526

Noncurrent assets:
Property and equipment, net	239	221
Operating right-of-use assets	513	492
Other noncurrent assets	213	215
Noncurrent assets of discontinued operations	4,773	4,650
Total noncurrent assets	5,738	5,578

Total assets	34,315	37,104

Liabilities and equity

Current liabilities:
Accounts payable	295	358
Accrued expenses	840	909
Current portion of operating lease liabilities	282	301
Other current liabilities	780	1,364
Current liabilities of discontinued operations	8,813	9,733
Total current liabilities	11,010	12,665

Noncurrent liabilities:
Operating lease liabilities	307	246
Deferred revenue	27,400	27,561
Other noncurrent liabilities	3,686	3,706
Noncurrent liabilities of discontinued operations	6,197	5,593
Total noncurrent liabilities	37,590	37,106

Total liabilities	48,600	49,771

Commitments and contingencies

Shareholders’ deficit
Ordinary shares ($0.0001 par value; 500,000,000 shares authorized; 40,316,320 shares issued and outstanding as of December 31, 2024 and March 31, 2025)	4	4
Additional paid-in capital	373,185	373,396
Accumulated deficit	(407,425)	(402,948)
Accumulated other comprehensive income	1,336	1,239

Total BeyondSpring Inc.’s shareholders’ deficit	(32,900)	(28,309)
Noncontrolling interests	18,615	15,642
Total shareholders’ deficit	(14,285)	(12,667)

Total liabilities and shareholders’ deficit	34,315	37,104

BEYONDSPRING INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data) (Unaudited)

	Three months ended March 31,
	2024	2025
	$	$

Revenue	-	-

Operating expenses
Research and development	(721)	(874)
General and administrative	(1,334)	(1,736)

Loss from operations	(2,055)	(2,610)
Foreign exchange gain (loss), net	(61)	29
Interest income	29	17
Other income, net	7	-

Loss before income tax	(2,080)	(2,564)
Income tax expenses	-	(20)

Net loss from continuing operations	(2,080)	(2,584)

Discontinued operations
Loss from discontinued operations	(1,208)	(3,232)
Gain on sale of subsidiary interests	-	6,986
Income tax expenses	-	-
Net income (loss) from discontinued operations	(1,208)	3,754

Net income (loss)	(3,288)	1,170
Less: Net loss attributable to noncontrolling interests from continuing operations	(57)	(75)
Less: Net loss attributable to noncontrolling interests from discontinued operations	-	(3,232)
Net income (loss) attributable to BeyondSpring Inc.	(3,231)	4,477

Earnings (loss) per share, basic and diluted
Continuing operations	(0.05)	(0.06)
Discontinued operations	(0.03)	0.17
Basic and diluted earnings (loss) per share	(0.08)	0.11

Weighted-average shares outstanding
Basic and diluted	39,029,163	40,316,320

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustment gain (loss) from continuing operations	422	(151)
Foreign currency translation adjustment loss from discontinued operations	(8)	(7)
Comprehensive income (loss)	(2,874)	1,012
Less: Comprehensive income (loss) attributable to noncontrolling interests from continuing operations	96	(130)
Less: Comprehensive loss attributable to noncontrolling interests from discontinued operations	-	(3,238)
Comprehensive income (loss) attributable to BeyondSpring Inc.	(2,970)	4,380